Exhibit 99.1

EVO Reports Second Quarter 2022 Results

ATLANTA--(BUSINESS WIRE)--August 1, 2022--EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or “EVO Payments” or the “Company”) today announced its second quarter 2022 financial results.

For the quarter ended June 30, 2022, reported revenue was $137.7 million compared to $122.2 million in the prior year, an increase of 13%. On a currency neutral basis, revenue for the quarter increased 18%. On a GAAP basis for the quarter, net income was $11.3 million compared to $6.8 million in the prior year, an increase of 66%. Adjusted EBITDA increased 21% to $51.7 million for the quarter, and margin of 37.6% expanded 250 basis points. On a currency neutral basis, adjusted EBITDA increased 26%.

For the six months ended June 30, 2022, reported revenue was $264.6 million compared to $228.4 million in the prior year, an increase of 16%. On a currency neutral basis, revenue for the year increased 20%. On a GAAP basis for the year, net income was $16.4 million compared $4.0 million in the prior year, an increase of 315%. Adjusted EBITDA increased 20% to $91.7 million for the year, and on a currency neutral basis, adjusted EBITDA increased 24%.

“I am pleased with our strong results again this quarter which were largely attributable to growth from our international markets and global tech-enabled channels as we expanded our referral networks, signed new merchants, and deepened existing relationships,” stated James G. Kelly, Chief Executive Officer of EVO. “I am excited about the merger of Global Payments and EVO, which is a testament to the strong foundation established by our founders Ray Sidhom, Chairman, and Jeff Rosenblatt, Executive Vice-Chairman, that has allowed us to grow EVO into an international company with more than 2,400 colleagues around the world. The transaction announced today will further enhance our resources and product capabilities and enable the combined organization to deliver leading payment solutions for merchants across our global markets.”

Second Quarter Highlights

  International revenue grew 33% on a constant currency basis, and now represents 62% of total revenue.
    Europe’s revenue increased 41% on a constant currency basis and DCC revenue increased 150% as cross border activity exceeded pre-pandemic levels.
    Latin America’s revenue increased 18% on a constant currency basis driven by 18% growth in the merchant portfolio.
  Signed new integrated referral partners across all markets, expanding EVO’s tech-enabled referral network to more than 1,700 relationships.
  Acquired certain eCommerce technology assets, including online storefront design, CRM capabilities, and shopping cart functionality, to provide a comprehensive eCommerce solution for merchants in Latin America.
  Acquired North49 Business Solutions, Inc. to establish native integrations to the Sage 300 and Sage Intacct solutions, which enables EVO to provide enhanced B2B integrated payments solutions to Sage customers. EVO’s suite of integrations now includes five native ERP solutions: Microsoft, SAP, Oracle, Acumatica, and Sage.
  Adjusted net income per share increased 43% compared to last year to $0.30 per share.
  Leverage as of June 30, 2022 was 1.9 times, an improvement from 2.6 times as of June 30, 2021.

EVO Acquisition by Global Payments

  On August, 1, 2022, EVO and Global Payments, Inc. (“Global Payments”) announced that they have entered into a definitive merger agreement under which Global Payments will acquire EVO for $34.00 per share in cash in a transaction that represents an enterprise value for EVO of $4.0 billion. The press release announcing the transaction is available on the Investor Relations section of EVO’s website.
  In light of the announced transaction, EVO will not provide guidance or host a conference call or webcast to review the second quarter 2022 financial results.

Additional Information and Where to Find It

This communication is being made in connection with the proposed transaction between Global Payments and EVO Payments. In connection with the proposed transaction, EVO Payments intends to file a proxy statement with the SEC. EVO Payments may also file other relevant documents with the SEC regarding the proposed transaction. The information in the preliminary proxy statement will not be complete and may be changed. The definitive proxy statement will be delivered to stockholders of EVO Payments. This communication is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF EVO PAYMENTS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the preliminary proxy statement and the definitive proxy statement (in each case, if and when available) and other documents containing important information about EVO Payments and the proposed transaction once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by EVO Payments will be available free of charge on EVO Payments’ website at www.evopayments.com under the heading “Investors” or, alternatively, by directing a request by telephone or mail to EVO Payments at (770) 336-8463 or Ten Glenlake Parkway, South Tower, Suite 950, Atlanta, Georgia, 30328, Attention: Investor Relations.

Participants in the Solicitation

EVO Payments, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from EVO Payments stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EVO Payments stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information about these persons is included in EVO Payments’ annual proxy statement and in other documents subsequently filed with the SEC, and will be included in the proxy statement when filed.

Forward-Looking Statements

This release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to us, and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: the possibility that EVO may be unable to obtain the required stockholder approval or antitrust or other regulatory approvals or that other conditions to closing the merger may not be satisfied, such that the merger may not close or that the closing may be delayed; the reaction of customers, vendors, and employees to the announcement or consummation of the merger; general economic conditions, including the risk and uncertainties caused by COVID-19 and measures taken in response to the pandemic; that the merger may involve unexpected costs, liabilities or delays; risks that the merger disrupts current plans and operations of the parties to the transaction; the amount of the costs, fees, expenses and charges related to the merger; the outcome of any legal proceedings related to the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and other factors about EVO and its business that are set forth in EVO’s other filings with the SEC, including under the caption “Risk Factors” in EVO’s Form 10-K for the fiscal year ended December 31, 2021 which was filed with the SEC on February 23, 2022.

We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. Except as may be required by any applicable securities laws, we assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income (loss), earnings per share information and weighted average common shares determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release. The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to facilitate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of the financial performance of the Company’s core business by presenting the Company’s results without giving effect to non-operational items such as equity-based compensation and costs related to transition, acquisition and integration matters, and giving effect to a normalized effective tax rate for the Company. This release also contains information on various financial measures presented on a currency-neutral basis. The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance by excluding fluctuations caused solely by movements in currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release.

Among other non-GAAP financial measures presented, this release contains a presentation of our adjusted EBITDA, adjusted net income, and adjusted net income per share information. These measures do not purport to be an alternative to cash flows from operating activities as a measure of liquidity, and are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments and, in the case of adjusted EBITDA, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. These measures, or measures similar to them, are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Adjusted EBITDA is defined as net income (loss) before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization and income taxes), share-based compensation, gain (loss) on investment in equity securities, financing costs, currency exchange impacts, and transition, acquisition and integration costs.

Adjusted net income is defined as net income (loss) adjusted to exclude income taxes, the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization and income taxes), share-based compensation, gain (loss) on investment in equity securities, financing costs, currency exchange impacts, transition, acquisition and integration costs, and amortization of acquisition intangibles and subsequently adjusted to give effect to a normalized tax rate for the Company.

The calculation of adjusted EBITDA and adjusted net income have limitations as analytical tools, including: (a) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures, or contractual commitments; (b) they do not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) in the case of adjusted EBITDA, it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) they do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Adjusted net income per share is defined as adjusted net income divided by pro forma weighted average shares. On May 25, 2021, all 32,163,538 outstanding shares of the Company’s Class B common stock were automatically cancelled for no consideration and each outstanding share of the Company’s Class C common stock was automatically converted into one share of Class D common stock. Prior to May 25, 2021, pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares) plus our weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, dilutive equity awards measured under the treasury stock method, and weighted average preferred shares (including paid-in-kind dividends). Following May 25, 2021, pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares), plus weighted average Blueapple common shares (formerly Class B common shares), weighted average Class D common shares (which include converted weighted average Class C common shares), dilutive equity awards measured under the treasury stock method, and weighted average preferred shares (including paid-in-kind dividends). Weighted average preferred shares is defined as the weighted average shares of Class A common stock issuable upon a voluntary conversion of the Company’s Series A convertible preferred stock by its holder. Blueapple common shares (formerly Class B common shares) is defined as the weighted average Class A common shares issuable upon the exercise by Blueapple, Inc., a Delaware corporation which is controlled by entities affiliated with the Company’s founder and Chairman of the board of directors (“Blueapple”), of its right to cause the Company to use its commercially reasonable best efforts to pursue a public offering of up to 32,163,538 Class A common shares and use the net proceeds therefrom to purchase an equivalent number of the units of EVO Investco, LLC held by Blueapple.

Net Debt to LTM Adjusted EBITDA ratio, which we refer to as our Leverage Ratio, is a non-GAAP measure defined as total long-term debt less available cash (cash on the balance sheet and cash in transit less certain merchant settlement account balances and merchant reserves) divided by the trailing twelve month Adjusted EBITDA. This ratio is frequently used by investors, and management believes this measure provides relevant and useful information.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the globe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% change	2022	2021	% change

Revenue	$137,671	$122,235	13%	$264,597	$228,415	16%
Operating expenses:
Cost of services and products	22,431	18,028	24%	44,447	35,155	26%
Selling, general and administrative	70,502	65,670	7%	143,215	126,068	14%
Depreciation and amortization	18,806	20,695	(9%)	39,317	41,621	(6%)
Total operating expenses	111,739	104,393	7%	226,979	202,844	12%
Income from operations	25,932	17,842	45%	37,618	25,571	47%
Other expense:
Interest income	638	329	94%	1,460	570	156%
Interest expense	(4,120)	(6,061)	32%	(8,374)	(12,159)	31%
(Loss) gain on investment in equity securities	(2,918)	2,506	NM	(2,303)	2,266	NM
Other expense	(532)	(794)	33%	(886)	(719)	(23%)
Total other expense	(6,932)	(4,020)	(72%)	(10,103)	(10,042)	(1%)
Income before income taxes	19,000	13,822	37%	27,515	15,529	77%
Income tax expense	(7,742)	(7,045)	(10%)	(11,101)	(11,575)	4%
Net income	11,258	6,777	66%	16,414	3,954	315%
Less: Net income attributable to non-controlling interests in consolidated entities	3,844	2,157	78%	5,700	3,225	77%
Less: Net income (loss) attributable to non-controlling interests of EVO Investco, LLC	3,061	1,457	110%	3,778	(1,592)	NM
Net income attributable to EVO Payments, Inc.	4,353	3,163	38%	6,936	2,321	199%
Less: Accrual of redeemable preferred stock paid-in-kind dividends	2,603	2,445	6%	5,137	4,827	6%
Net income (loss) attributable to Class A common stock	$1,750	$718	144%	$1,799	$(2,506)	NM

Earnings per share
Basic	$0.03	$0.01		$0.03	($0.05)
Diluted	$0.03	$0.01		$0.03	($0.05)
Weighted average Class A common stock outstanding
Basic	47,862,425	47,038,194		47,702,066	46,775,245
Diluted	48,615,132	47,038,194		47,702,066	46,775,245

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share data)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$438,655	$410,368
Accounts receivable, net	16,709	16,065
Other receivables	20,148	18,087
Inventory	5,666	4,210
Settlement processing assets	351,599	311,681
Other current assets	26,201	20,514
Total current assets	858,978	780,925
Equipment and improvements, net	66,577	68,506
Goodwill, net	381,186	385,651
Intangible assets, net	193,761	200,726
Deferred tax assets	242,868	238,261
Operating lease right-of-use assets	39,165	34,704
Investment in equity securities, at fair value	23,095	25,398
Other assets	19,867	19,214
Total assets	$1,825,497	$1,753,385

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Settlement lines of credit	$8,255	$7,887
Current portion of long-term debt	14,092	14,058
Accounts payable	10,881	6,889
Accrued expenses and other current liabilities	123,785	127,060
Settlement processing obligations	480,475	422,109
Current portion of operating lease liabilities, inclusive of related party liability of $1.3 million at June 30, 2022 and December 31, 2021	7,243	7,122
Total current liabilities	644,731	585,125
Long-term debt, net of current portion	568,497	568,632
Deferred tax liabilities	25,207	22,207
Tax receivable agreement obligations, inclusive of related party liability of $169.4 million at June 30, 2022 and December 31, 2021	180,143	180,143
Operating lease liabilities, net of current portion, inclusive of related party liability of $0.1 million and $1.0 million at June 30, 2022 and December 31, 2021, respectively	33,609	28,948
Other long-term liabilities	11,572	7,891
Total liabilities	1,463,759	1,392,946
Commitments and contingencies
Redeemable non-controlling interests	958,908	1,029,090
Redeemable preferred stock (par value, $0.0001 per share), Authorized, Issued and Outstanding – 152,250 shares at June 30, 2022 and December 31, 2021. Liquidation preference: $173,329 and $168,309 at June 30, 2022 and December 31, 2021, respectively	169,144	164,007
Shareholders' equity (deficit):
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 47,936,987 and 47,446,061 shares at June 30, 2022 and December 31, 2021, respectively	5	5
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 3,783,074 shares at June 30, 2022 and December 31, 2021.	-	-
Additional paid-in capital	-	-
Accumulated deficit attributable to Class A common stock	(584,534)	(652,871)
Accumulated other comprehensive (loss) income	(12,747)	(9,154)
Total EVO Payments, Inc. shareholders' deficit	(597,276)	(662,020)
Nonredeemable non-controlling interests	(169,038)	(170,638)
Total deficit	(766,314)	(832,658)

Total liabilities, redeemable non-controlling interests, redeemable preferred stock, and shareholders' deficit	$1,825,497	$1,753,385

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$16,414	$3,954
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,317	41,621
Loss (gain) on investment in equity securities	2,303	(2,266)
Amortization of deferred financing costs	593	1,337
Loss on disposal of equipment and improvements	371	628
Share-based compensation expense	14,710	12,287
Unrealized gain on forward contracts	-	(1,804)
Deferred taxes, net	6,226	10,954
Other	(1,866)	503
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(1,986)	2,285
Other receivables	(2,739)	2,653
Inventory	(1,786)	(293)
Other current assets	1,608	568
Operating lease right-of-use assets	3,856	3,334
Other assets	(1,678)	(957)
Accounts payable	2,806	1,845
Accrued expenses and other current liabilities	(229)	(5,134)
Settlement processing funds, net	22,122	(56,839)
Operating lease liabilities	(3,729)	(3,680)
Other	(736)	590
Net cash provided by operating activities	95,577	11,586
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(5,254)	(14,054)
Purchase of equipment and improvements	(18,077)	(19,959)
Acquisition of intangible assets	(13,621)	(4,600)
Collections of notes receivable	-	32
Net cash used in investing activities	(36,952)	(38,581)
Cash flows from financing activities:
Net proceeds (repayments) of borrowings from settlement lines of credit	799	(2,102)
Proceeds from long-term debt	10,700	-
Repayments of long-term debt	(11,350)	(3,297)
Deferred and contingent consideration paid	(1,560)	(320)
Repurchases of shares to satisfy minimum tax withholding	(3,082)	(3,479)
Proceeds from exercise of common stock options	1,152	7,342
Distributions to non-controlling interest holders	(7,595)	(9,476)
Contribution from non-controlling interest holders	-	488
Net cash used in financing activities	(10,936)	(10,844)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(19,404)	(4,285)
Net increase (decrease) in cash, cash equivalents, and restricted cash	28,285	(42,124)
Cash, cash equivalents, and restricted cash, beginning of period	410,615	418,539
Cash, cash equivalents, and restricted cash, end of period	$438,900	$376,415

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Adjusted EBITDA (unaudited)

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% change	2022	2021	% change

Revenue	$137,671	$122,235	13%	$264,597	$228,415	16%
Currency impact[1]	-	(5,654)	NM	-	(8,428)	NM
Currency-neutral revenue	$137,671	$116,581	18%	$264,597	$219,987	20%

Net income	$11,258	$6,777	66%	$16,414	$3,954	315%
Net income attributable to non-controlling interests in consolidated entities	(3,844)	(2,157)	(78%)	(5,700)	(3,225)	(77%)
Income tax expense	7,742	7,045	10%	11,101	11,575	(4%)
Interest expense, net	3,482	5,733	(39%)	6,914	11,589	(40%)
Depreciation and amortization	18,806	20,695	(9%)	39,317	41,621	(6%)
Loss (gain) on investment in equity securities	2,918	(2,506)	NM	2,303	(2,266)	NM
Share-based compensation expense	7,707	6,489	19%	14,710	12,287	20%
Transition, acquisition and integration costs[2]	3,666	715	413%	6,636	981	576%
Adjusted EBITDA	51,735	42,790	21%	91,694	76,517	20%
Currency impact[1]	-	(1,874)	NM	-	(2,708)	NM
Currency-neutral adjusted EBITDA	$51,735	$40,916	26%	$91,694	$73,808	24%
[1]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
[2]

For the three months ended June 30, 2022, earnings adjustments include $2.9 million of transition, acquisition and integration related costs, and $0.8 million foreign exchange remeasurement losses on intercompany assets and liabilities.

For the three months ended June 30, 2021, earnings adjustments include $0.7 million of transition, acquisition and integration related costs.

For the six months ended June 30, 2022, earnings adjustments include $5.7 million of transition, acquisition and integration related costs, and $0.9 million foreign exchange remeasurement losses on intercompany assets and liabilities.

For the six months ended June 30, 2021, earnings adjustments include $1.0 million of transition, acquisition and integration related costs.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Adjusted Net Income (unaudited)
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% change	2022	2021	% change

Net income	$11,258	$6,777	66%	$16,414	$3,954	NM
Net income attributable to non-controlling interests in consolidated entities	(3,844)	(2,157)	(78%)	(5,700)	(3,225)	(77%)
Income tax expense	7,742	7,045	10%	11,101	11,575	(4%)
Loss (gain) on investment in equity securities	2,918	(2,506)	NM	2,303	(2,266)	202%
Share-based compensation expense	7,707	6,489	19%	14,710	12,287	20%
Transition, acquisition and integration costs[1]	3,666	715	413%	6,636	981	576%
Acquisition intangible amortization[2]	6,958	9,292	(25%)	15,514	18,605	(17%)
Non-GAAP adjusted income before taxes	36,405	25,655	42%	60,977	41,911	45%
Income taxes at normalized tax rate[3]	(8,228)	(5,798)	(42%)	(13,781)	(9,472)	(45%)
Adjusted net income	$28,177	$19,857	42%	$47,196	$32,439	45%
Adjusted net income per share[4]	$0.30	$0.21	43%	$0.50	$0.34	47%
[1]

For the three months ended June 30, 2022, earnings adjustments include $2.9 million of transition, acquisition and integration related costs, and $0.8 million foreign exchange remeasurement losses on intercompany assets and liabilities.

For the three months ended June 30, 2021, earnings adjustments includes $0.7 million of transition, acquisition and integration related costs.

For the six months ended June 30, 2022, earnings adjustments include $5.7 million of transition, acquisition and integration related costs, and $0.9 million foreign exchange remeasurement losses on intercompany assets and liabilities.

For the six months ended June 30, 2021, earnings adjustments includes $1.0 million of transition, acquisition and integration related costs.

[2]	Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[3]	Normalized corporate income tax expense calculated using 22.6% for all periods.
[4]	Reflects pro forma weighted average shares for the period using GAAP weighted average common shares (equal to weighted average Class A common shares), weighted average Blueapple common shares (formerly Class B common shares), weighted average Class D common shares which include converted weighted average Class C common shares, weighted average preferred shares including paid-in-kind dividends, and dilutive equity awards measured under the treasury stock method.
	Three Months Ended June 30,		Six Months Ended June 30,
(share count in millions)	2022	2021	2022	2021
Class A (GAAP weighted average common stock)	47.9	47.0	47.7	46.8
Blueapple common shares (formerly Class B)	32.2	32.2	32.2	32.2
Class D	3.8	3.9	3.8	4.0
Stock options, RSUs, RSAs	0.8	1.3	0.8	1.3
Series A convertible preferred (if converted)	10.9	10.3	10.8	10.2
Pro forma weighted average shares	95.5	94.7	95.3	94.4

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Net Debt to Adjusted EBITDA Ratio
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)

	Year Ended	6 Months	6 Months	LTM[1]
	12/31/2021	6/30/2021	6/30/2022	6/30/2022
Net income	$17,689	$3,954	$16,414	$30,150
Net income attributable to non-controlling interests in consolidated entities	(9,003)	(3,225)	(5,700)	(11,478)
Income tax expense	26,375	11,575	11,101	25,901
Interest expense, net	21,510	11,589	6,914	16,835
Depreciation and amortization	83,389	41,621	39,317	81,085
(Gain) loss on investment in equity securities	(237)	(2,266)	2,303	4,332
Share-based compensation expense	27,419	12,287	14,710	29,842
Transition, acquisition and integration costs	4,296	981	6,636	9,951
Other adjustments	6,587	-	-	6,587
Adjusted EBITDA	$178,027	$76,517	$91,694	$193,205

Ratio of Net Debt to LTM Adjusted EBITDA
				6/30/2022
Gross debt				$587,350
Less: available cash[2]				(223,801)
Net debt				$363,549
Leverage Ratio				1.9x
[1]	Reflects last twelve months Adjusted EBITDA by taking full year 2021, less the six months ended June 30, 2021, plus the six months ended June 30, 2022 period. Amounts may differ due to rounding.
[2]	Available cash includes cash in transit from June 30, 2022 transaction date.

Contacts

EVO Payments, Inc.
Sarah Jane Schneider
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com